Exhibit 99.1

National Vision Provides COVID-19 Related Business Update
Duluth, Ga. (Mar. 27, 2020) - National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”), one of the nation’s largest optical retailers providing quality, affordable eye care and eyewear, today announced that it has extended the temporary closure to the public of its retail locations beyond March 28th as part of a continued community response to help stem the spread of COVID-19. The Company also announced that, in the coming weeks, it intends to begin selectively re-opening retail stores to the public with increased safety protocols and a focus on serving the most urgent eye care needs of patients and customers.
America’s Best Contacts & Eyeglasses and Eyeglass World are continuing to serve customers through their websites americasbest.com and eyeglassworld.com, respectively. Additional updated information on store openings, customer care and service of urgent eye care needs for customers is available on the Company’s brand websites. The Company’s other e-commerce websites, including discountglasses.com and discountcontacts.com, also remain fully operational.
“This is, of course, such a complex dilemma,” said Chief Executive Officer Reade Fahs. “As individuals, companies, and as a country, we are balancing trying to stay physically safe and healthy while also trying to ensure our ongoing financial wellbeing. As the road to recovery across the country remains uncertain, National Vision is taking actions to manage our costs and strengthen our financial flexibility so that our patients and customers can continue to depend on us for low cost eye health care, eyeglasses and contact lenses long into the future. Concurrently, our team is focused on plans to begin selectively re-opening retail stores to the public in the coming weeks with increased safety protocols and a focus on serving the most urgent eye care needs of patients and customers.”
The Company is implementing initiatives across the organization to reduce expenses and capital expenditures, including a pause in new store openings and reduced near-term marketing among other actions. As part of the Company’s expense initiatives, Chief Executive Officer Reade Fahs has elected to reduce his base salary to $1 for the remainder of 2020. The two senior executives at our AC Lens division have also agreed to work at the rate of $1 for 2020. The Company’s other executive officers have also elected to reduce their respective base salaries by 30 percent. Additionally, National Vision’s Board of Directors has elected to reduce the remainder of their annual cash retainers for 2020 to $1. The Company has also taken action to reduce compensation and work hours across the organization as it continues to closely evaluate and monitor the situation.
“Now more than ever, it is important for organizations and individuals to act responsibly, whether it be in how we now socially interact, in how we structure our offerings to our customers, or in how we work together to ensure the enduring nature of our employers,” said Fahs. “The National Vision Team is so looking forward to returning to the service of our optical patients and customers in a safe and responsible way. We are more confident than ever that they are equally anxious for our return.”
About National Vision Holdings, Inc.
National Vision Holdings, Inc. is one of the largest optical retail companies in the United States with more than 1,100 retail stores in 44 states plus the District of Columbia and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, Vista Opticals inside Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our current beliefs and expectations regarding the performance of our industry, the Company's strategic direction, market position, prospects and future results. You can identify these forward-looking statements by the use of words such as “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, those set forth in our Annual Report on Form 10-K under the heading “Risk Factors” and in subsequent filings by National Vision with the Securities and Exchange Commission (“SEC”). Potential risks and uncertainties include those relating to the ultimate geographic spread of the coronavirus, the duration of the coronavirus outbreak and actions that may be taken by governmental authorities to contain the outbreak or treat its impact, which may adversely impact our business, results of operations and financial condition. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Media Contact:
Kristina Gross
Kristina.gross@nationalvision.com
(470) 448-2355

Investor Relations Contact:
David Mann, CFA
David.mann@nationalvision.com
(470) 448-2448